UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange At of 1934

Date of Report (Date of earliest event reported): June 12, 2009

STRATEGIC INTERNET INVESTMENTS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Nisar Square, Benyas Centre Office No. 207, P.O. Box 40088 Dubai, United Arab Emirates
(Address of principal executive offices)

Registrant's telephone number, including area code: 009-714-223-1189

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change of Transfer Agent.

Company has recently been advised by letter that Executive Registrar And Transfer Inc. is no longer in business.  The Board of Directors of the Company has appointed Olde Monmouth Stock Transfer Co., Ltd., 200 Memorial Parkway, Atlantic Highlands, NJ 007716 U.S.A. as the transfer agent for the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7th, 2009 Mr. Mohammed Salem Baymain resigned his director’s position with the Company.

Item 8.01 Other Events

The Company has terminated the Letter of Intent dated January 7, 2008 between the Company and certain property owners (“Landowners”), and Al Habeeb & Al Mokairesh Commercial Brokers LLC (“Habeeb”),and  G7 Entertainment Ltd. (“G7”) and Muzaffer Ataman (“Ataman”).  for the development of the Port Residence Project, in Calkaya, Kundu Antalya, Turkey.  The Company retains no further interest in this project.

The Company has terminated the Letter of Agreement between Star Leisure & Entertainment Inc And Strategic Internet Investments, Incorporated,  dated July 11, 2002 for the purchase of 80% of the outstanding shares of Gulf Star World Development LLC, owner of the entertainment development project known as Dream Island Resort Manama, Bahrain was terminated.  The Company holds no retained interest in either Gulf Star or the Dream Island Project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INC.

/s/ Abbas Salih
Title: President
Date: June 12, 2009